Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Reports Second Quarter and First Half 2014 Results

Company Returns to Profitability, Reports $0.06 EPS

Bellevue, WA – August 14, 2014 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected systems, today announced financial results for the second quarter and six months ended June 30, 2014. Total revenue for the quarter was $23.1 million, up 1% compared to the first quarter of 2014 and up 6% year-over-year. Total revenue for the six months was $45.8 million, up 7% from 2013. Net income for the quarter was $651,000, or $0.06 per share, compared to a net loss of $393,000, or $0.03 per share, in the first quarter of 2014 and a net loss of $805,000, or $0.07 per share, in the year-ago quarter. Net income for the six months was $258,000, or $0.02 per share, compared to a net loss of $1.7 million, or $0.15 per share, in 2013. Adjusted EBITDAS for the quarter was $1.1 million compared to $210,000 in the first quarter of 2014 and negative $337,000 in the year-ago quarter. Adjusted EBITDAS for the six months was $1.3 million compared to negative $822,000 in 2013. Cash and investments at June 30, 2014 were $24.4 million, up $1.2 million from March 31, 2014.

Details as follows (unaudited, in 000’s except per share amounts):

	Three Months Ended			Six Months Ended
	6/30/2014	3/31/2014	6/30/2013	6/30/2014	6/30/2013
Revenue:
Third-party Software	$16,965	$17,695	$16,254	$34,660	$31,745
Engineering Services	5,642	4,281	4,986	9,923	9,345
Proprietary Software	448	755	597	1,203	1,617

Total Revenue	23,055	22,731	21,837	45,786	42,707

Total Gross Profit	4,265	3,535	3,793	7,800	7,140
Gross Margins:
Third-party Software	13%	13%	16%	13%	16%
Engineering Services	31%	15%	18%	24%	10%
Proprietary Software	58%	78%	63%	71%	75%

Total Gross Margin	18%	16%	17%	17%	17%

Total Operating Expenses	3,595	3,732	4,579	7,327	8,873

Net Income (Loss)	$651	$(393)	$(805)	$258	$(1,667)

Per Share-Diluted	$0.06	$(0.03)	$(0.07)	$0.02	$(0.15)

Adjusted EBITDAS	$1,051	$210	$(337)	$1,261	$(822)

Cash and Investments EoQ	$24,381	$23,226	$20,997	$24,381	$20,977

Notes:

Adjusted EBITDAS = Operating income (loss) before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

Cash and Investments EoQ includes both short and long-term amounts (long-term at 6/30/14 = $250,000).

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004   Toll Free: 888.820.4500   Main: +1 425.519.5900   Fax: +1 425.519.5999

CEO Commentary

Jerry Chase, President and CEO of Bsquare, commented, “The second quarter represented significant operational improvement for Bsquare. Financially, we reported sequential and year-over year revenue growth and we achieved GAAP profitability. As we have previously stated, 2014 is a building year for our DataV Internet of Things initiative with initial revenue not expected until 2015. We currently expect that our third quarter will also be GAAP profitable.”

Financial Commentary on Second Quarter Results (Comparison to First Quarter Results)

•	The increase in engineering services revenue, up $1.4 million or 32%, was driven by strength in all regions. Japan contributed $533,000 of the increase which was primarily driven by the recognition of $478,000 in revenue and gross profit resulting from the completion of a large hand-held terminal project;

•	The increase in engineering services margin, up 107% or 16 percentage points, was driven by the aforementioned Japan revenue recognition impact, without which service margin would have been 24% in the quarter, and by improvements in both utilization and realized rate per hour; and

•	The increase in cash and investments from March 31, 2014 of $1.2 million, was driven by a decline in DSOs from 52 in Q1 of 2014 to 44 in Q2 of 2014 coupled with EBITDAS contribution.

Outlook

The Company currently has the following expectations for Q3 2014:

•	Total revenue is expected to be in the range of $23 million to $25 million; and

•	Cash and investments are projected to decline approximately $1.4 million from June 30, 2014.

Conference Call

Management will host a conference call today, August 14, 2014, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-888-710-3987 or 1-913-312-0935 for international callers, and reference “BSQUARE Corporation Second Quarter 2014 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-877-870-5176, or 1-858-384-5517 for international callers; reference pin number 6000320. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE Corporation

Bsquare, a global leader in embedded solutions, applies experience and expertise on leading platforms to create new connections with customers, new business models and to enable new ways of working and communicating. Bsquare serves customers by forging connections among the partners, people, tools and technology needed to create smart connected devices. For more information, visit www.bsquare.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements we make regarding our financial results in future periods such as anticipated revenue, profitability, and cash and investments; and our strategies for product development and market position, including within the Internet of Things market. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: whether we are able to maintain our favorable relationship with Microsoft; the extent to which we are successful in retaining existing customers and adding new long-term relationships; our ability to execute our sales and marketing strategies around the Internet of Things and our product and service offerings more generally; our management of risks associated with protection of intellectual property and potential infringement claims; risks associated with recent changes in our senior management team; risks associated with our ability to achieve the

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004   Toll Free: 888.820.4500   Main: +1 425.519.5900   Fax: +1 425.519.5999

anticipated benefits of our 2013 restructuring; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the SEC. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare Contact:	Investor Contact:
Jerry Chase	Brett Maas
BSQUARE Corporation	Hayden IR
+1 425.519.5900	+ 1 646.536.7331
investorrelations@bsquare.com	Brett@haydenir.com

###

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004   Toll Free: 888.820.4500   Main: +1 425.519.5900   Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,102	$13,510
Short-term investments	13,029	7,295
Accounts receivable, net of allowance for doubtful accounts of $216 at June 30, 2014 and $214 at December 31, 2013	11,235	15,893
Prepaid expenses and other current assets	1,575	2,325

Total current assets	36,941	39,023
Equipment, furniture and leasehold improvements, net	1,342	411
Restricted cash	250	250
Deferred income taxes	304	304
Intangible assets, net	796	863
Goodwill	3,738	3,738
Other non-current assets	57	59

Total assets	$43,428	$44,648

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$9,528	$12,746
Accounts payable	61	634
Accrued compensation	2,160	2,383
Other accrued expenses	1,661	1,249
Deferred revenue	2,008	2,177

Total current liabilities	15,418	19,189
Deferred income taxes	144	144
Deferred rent	1,780	644
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized 11,610,107 shares issued and outstanding at June 30, 2014 and 11,294,682 shares issued and outstanding at December 31, 2013	130,449	129,423
Accumulated other comprehensive loss	(628)	(759)
Accumulated deficit	(103,735)	(103,993)

Total shareholders’ equity	26,086	24,671

Total liabilities and shareholders’ equity	$43,428	$44,648

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004   Toll Free: 888.820.4500   Main: +1 425.519.5900   Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Software	$17,413	$16,851	$35,863	$33,362
Service	5,642	4,986	9,923	9,345

Total revenue	23,055	21,837	45,786	42,707

Cost of revenue:
Software	14,874	13,955	30,429	27,122
Service	3,916	4,089	7,557	8,445

Total cost of revenue	18,790	18,044	37,986	35,567

Gross profit	4,265	3,793	7,800	7,140
Operating expenses:
Selling, general and administrative	3,172	3,841	6,472	7,472
Research and development	423	738	855	1,401

Total operating expenses	3,595	4,579	7,327	8,873

Income (loss) from operations	670	(786)	473	(1,733)
Other income (expense), net	(11)	25	(102)	115

Income (loss) before income taxes	659	(761)	371	(1,618)
Income tax expense	(8)	(44)	(113)	(49)

Net income (loss)	$651	$(805)	$258	$(1,667)

Basic income (loss) per share	$.06	$(0.07)	$.02	$(0.15)

Diluted income (loss) per share	$.06	$(0.07)	$.02	$(0.15)

Shares used in calculation of income (loss) per share:
Basic	11,510	11,149	11,451	11,128

Diluted	11,715	11,149	11,681	11,128

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004   Toll Free: 888.820.4500   Main: +1 425.519.5900   Fax: +1 425.519.5999

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2014	2013	2014	2013
Adjusted EBITDAS:
Operating income (loss) as reported	$670	$(786)	$473	$(1,733)
Depreciation and amortization	162	195	325	405
Stock-based compensation expense	219	254	463	506

Adjusted EBITDAS (1)	$1,051	$(337)	$1,261	$(822)

(1)	Adjusted EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as operating income (loss) before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, and stock-based compensation expense. Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, the Company regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004   Toll Free: 888.820.4500   Main: +1 425.519.5900   Fax: +1 425.519.5999